UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

 FORM 8-K/A
(Amendment No.2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): March 17, 2010

XCORPOREAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33874	75-2242792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Empire Drive, Lake Forest, CA 92630
(Address of principal executive offices) (Zip Code)

(949) 600-4640
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01       Changes in Registrant’s Certifying Accountant.

Reference is made to Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Xcorporeal, Inc. (the “Company”) on March 19, 2010 and Current Report on Form 8-K/A (Amendment No. 1) filed with the SEC on March 23, 2010.

On March 17, 2010, the Company was notified by BDO Seidman, LLP (“BDO Seidman”), its independent registered public accounting firm, that BDO Seidman would resign as the Company’s independent registered public accounting firm effective immediately.  Except as set forth herein, BDO Seidman’s report on the Company’s financial statements for the past two fiscal years ended December 31, 2008 and December 31, 2007, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.  However, their report contained an explanatory paragraph disclosing the uncertainty regarding the ability of the Company to continue as a going concern.

During the two most recent fiscal years ended December 31, 2008 and December 31, 2009, and the subsequent interim period ended March 17, 2010, the date upon which BDO Seidman notified the Company it would resign, the Company did not have any disagreements with BDO Seidman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BDO Seidman, would have caused it to make reference to the subject matter of this disagreement(s) in connection with its report.

The Company requested BDO Seidman to furnish it a letter addressed to the SEC stating whether it agrees with the above statements.  A copy of the BDO Seidman letter is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter from BDO Seidman, dated as of March 26, 2010, regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCORPOREAL, INC.

Date: March 26, 2010	By:	/s/ Robert Weinstein
Robert Weinstein
Chief Financial Officer